                                                                 Exhibit 99.8

                                      NYCOR, INC.
P               PROXY -- SPECIAL MEETING OF STOCKHOLDERS -- JULY 9, 1996
                     SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
R
        The undersigned stockholder of NYCOR, INC. hereby constitutes and
O appoints SALVATORE GIORDANO, SAL GIORDANO, JR. and S.A. MUSCARNERA, and each of them, the attorneys and proxies of the undersigned, with full
X power of substitution, to vote for and in the name, place and stead of the undersigned, at the Special Meeting of Stockholders of said Corporation, to
Y be held at the Somerset Hills Hotel, 200 Liberty Corner Road, Warren, New Jersey, on July 9, 1996 at 10:30 a.m. and at any adjournments thereof, the number of votes the undersigned would be entitled to cast if present, for the proposal set forth on the reverse side of this proxy or any adjournment thereof. The Board of Directors recommends that you vote FOR the proposal.

        A majority of said attorneys and proxies, or their substitutes at said meeting, or any adjournments thereof (or if only one, that one) may exercise all of the power hereby given. Any proxy to vote any of the shares with respect to which the undersigned is or would be entitled to vote, heretofore given to any persons other than the persons named above, is hereby revoked.

        IN WITNESS WHEREOF, the undersigned has signed this proxy and hereby acknowledges receipt of a copy of the notice of said meeting and proxy statement in reference thereto both dated May 11, 1996.

     IMPORTANT: This proxy is continued and is to be         -----------
     signed on the reverse side.                             SEE REVERSE
                                                                SIDE
                                                             -----------

     Please mark
/X/  votes as in
     this example.


Unless you specify, the Proxy will be voted FOR the proposal.

- --------------------------------------------
Directors recommend a vote FOR the proposal.
- --------------------------------------------
                                                         FOR  AGAINST   ABSTAIN

1. Proposal to approve the Agreement and Plan of         / /    / /       / /
   Merger between NYCOR, Inc. and Fedders
   Corporation and the merger of NYCOR, Inc. into Fedders Corporation.

                                                  MARK HERE
                                                 FOR ADDRESS    / /
                                                 CHANGE AND
                                                NOTE AT LEFT


                                NOTE: This Proxy, properly filled in, dated and signed, should be returned immediately in the enclosed post-paid envelope to Proxy Department, Bank of Boston, P.O. Box 1028, Boston, Massachusetts 02306. If the signer is a corporation, sign in full the corporate name by a duly authorized officer. Attorneys, executors, administrators, trustees or guardians should sign full title as such.


                                Signature ________________________ Date ________

                                Signature ________________________ Date ________